Exhibit 10.1

INDEMNITY AGREEMENT

This Agreement is made as of the ______ day of __________, 20__

BETWEEN:

RARE ELEMENT RESOURCES LTD.,
a corporation incorporated under the laws of British Columbia
(the “Corporation”)

AND

_______________

(the “Indemnified Party”)

WHEREAS:

A.The Corporation wishes to provide the directors and officers of the Corporation and its associated corporations (as defined in the Business Corporation Act (British Columbia) (the “Act”)) with indemnification to the full extent permitted by the law; and

B.The Indemnified Party is willing to act or to continue to act on the condition that the Corporation enter into this Indemnity Agreement.

NOW THEREFORE, in consideration of the background and the covenants contained herein and the sum of US$1.00 (one dollar) paid by the Indemnified Party to the Corporation, the receipt and sufficiency of which consideration is hereby acknowledged, the parties hereto agree as follows:

1.Indemnification

(a)The Corporation hereby agrees to indemnify and save harmless the Indemnified Party from and against any and all costs, charges and expenses (including, but not limited to, any amount paid to settle any action or to satisfy any judgment or arbitration award), reasonably incurred by the Indemnified Party in respect of any civil, criminal, administrative, investigative or other proceeding, whether or not any such proceeding is actually commenced, in which the Indemnified Party is or may be involved by reason of being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of the Corporation or any of its associated corporations as defined in the Act, provided that:

(i)the Indemnified Party acted honestly and in good faith with a view to the best interests of the Corporation; and

(ii)in the case of a proceeding that is not a civil proceeding, the Indemnified Party had reasonable grounds for believing that the Indemnified Party’s conduct was lawful.

(b)In addition, and without limitation of Section 1(a) above, the Corporation agrees:

(i)to indemnify the Indemnified Party (and, if requested by the Indemnified Party, advance monies to the Indemnified Party under section 2) in respect of any action by or on behalf of the Corporation or an associated corporation to procure a judgment or arbitration award in its favor, to which the Indemnified Party is made a party because of the Indemnified Party’s association with the Corporation or such associated corporation, against all costs, charges and expenses reasonably incurred by the Indemnified Party in connection with such action, provided the Indemnified Party is entitled to indemnification pursuant to subsection 1(a) above and subject to the Corporation or associated corporation obtaining the approval of a Court (pursuant to the Act), if required, to pay such indemnity or make such advance; and

(ii)if the approval of a Court is required to permit the payment of any indemnity or advance hereunder, the Corporation agrees, and agrees to cause any associated corporation, to make application for and use its best efforts to obtain the Court’s approval to such payment or advance.

(c)The intention of this Agreement is to provide the Indemnified Party indemnification to the fullest extent permitted by law and without limiting the generality of the foregoing and notwithstanding anything contained herein:

(i)nothing in this Agreement shall be interpreted, by implication or otherwise, in limitation of the scope of the indemnification provided in subsections 1(a) and 1(b) hereof; and

(ii)subsections 1(a) and 1(b) and section 2 are intended to provide indemnification to the Indemnified Party to the fullest extent permitted by the Act and, in the event that such statute is amended to permit a broader scope of indemnification (including, without limitation, the deletion or limiting of one or more of the provisos to the applicability of indemnification), subsections 1(a) and 1(b) and section 2, as applicable, shall be deemed to be amended concurrently with such amendment so as to provide such broader indemnification.

2.Advance of Costs

The Corporation agrees that it will advance monies to the Indemnified Party for the costs, charges and expenses of a civil, criminal or administrative action or proceeding contemplated by section 1 above, promptly at the request of the Indemnified Party, with the understanding and agreement that, in the event it is ultimately determined that the Indemnified Party did not fulfil the conditions described in paragraphs 1(a)(i) and 1(a)(ii) above, the Indemnified Party will promptly repay to the Corporation the monies so paid in advance.

3.Other Rights and Remedies

Neither the right to indemnification and advance of moneys to cover costs, charges and expenses of the Indemnified Party set out in Sections 1 and 2 above, nor the making of any payment to the Indemnified Party pursuant thereto will be deemed to derogate from or exclude any other rights of indemnification or contribution to which the Indemnified Party may be entitled under any provision of the Act or otherwise at law or under the Articles of the Corporation or any vote of shareholders of the Corporation or otherwise.

4.Right to Retain Independent Counsel

The Corporation shall have the right, at its expense, to participate in or assume control of the negotiation, settlement or defence of any action, suit, proceeding, claim or investigation in which the Corporation has agreed to indemnify the Indemnified Party pursuant to this Agreement.  In any such matter the Indemnified Party shall be entitled to retain other counsel to act on its behalf and, without limiting any other indemnification to which the Indemnified Party may be entitled, the fees and disbursements of such other counsel retained by the Indemnified Party shall be paid by the Corporation provided: (i) the employment of such counsel has been authorized by the Corporation; or (ii) the Corporation has not assumed the defence and employed counsel therefor within a reasonable time after receiving notice of such action, suit, proceeding, claim or investigation; or (iii) counsel retained by the Corporation or the Indemnified Party has advised the Indemnified Party that representation of both parties by the same counsel would be inappropriate for any reason, including without limitation because there may be legal defences available to the Indemnified Party which are different from or in addition to those available to the Corporation or that there is a conflict of interest between the Corporation and the Indemnified Party (in either of which events the Corporation shall not have the right to assume control of the defence on the Indemnified Party’s behalf).  No admission of liability shall be made by either party without the consent of the other party, which consent shall not be unreasonably withheld, and the Corporation shall not be liable for any settlement of any action, suit, proceeding, claim or investigation made without its consent, which consent shall not be unreasonably withheld.

5.Income or Other Tax

Without limiting the generality of the foregoing, should any payment made pursuant to this Agreement be deemed by Canada Revenue Agency or any other taxation authority of Canada or the United States or any political subdivision thereof to constitute a taxable benefit or otherwise be or become subject to any tax, then the Corporation shall pay to the Indemnified Party such additional amount as may be necessary to ensure that the amount received by or on behalf of the Indemnified Party, after the payment of or withholding for such tax, is equal to the amount of the actual losses, liabilities, claims, damages, costs, charges or expenses against which the Indemnified Party was to be indemnified hereunder.

6.Effective Time

This Agreement shall be effective as and from the first day that the Indemnified Party became a director, officer or the equivalent thereof of the Corporation or of any associated corporation, as the case may be.

7.Legal Advice

The Indemnified Party hereby acknowledges and agrees that the Indemnified Party (i) has not received any legal advice from the Corporation, (ii) has read this Agreement in its entirety and understands this Agreement and agrees to be bound by its terms and conditions, (iii) has been advised to seek independent legal advice with respect to executing and delivering this Agreement and has received such advice or has, without undue influence, elected to waive the benefit of any such advice, and (iv) is entering into this Agreement voluntarily.

8.Notices

Unless otherwise permitted by this Agreement, all notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been fully given or made as of the date delivered or on the fifth business day after the date on which it is mailed if mailed by prepaid registered mail (provided that if there is an interruption in the regular postal service during such period arising out of a strike, walk-out, work slowdown or similar labour dispute in the postal system, all days during such interruption occurs shall not be counted) to the parties hereto at the following addresses:

(a)if to the Indemnified Party, at:

____________________
____________________
____________________

(b)if to the Corporation, at:

Rare Element Resources Ltd.
PO Box 271049
Littleton, CO 80127

or to such other address as each party may from time to time notify the other of in writing.

9.Severability

If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever:

(a)the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing such provisions held to be invalid, illegal or unenforceable, that are not of themselves in whole invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and

(b)to the fullest possible extent, the provisions of this Agreement (including, without limitations, all portions of any paragraphs of this Agreement containing any such provisions held to be invalid, illegal or unenforceable, that are not of themselves in whole invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision which is held to be invalid, illegal or unenforceable.

10.Governing Law

The parties hereto agree that this agreement shall be construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada enforceable therein.

11.Further Assurances

The parties hereto will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as another party hereto may reasonably request and is necessary or desirable to give effect to the provisions hereof.

12.Modification and Waiver

This Agreement contains the entire agreement of the parties hereto relating to the subject matter hereof and supersedes all prior agreements and undertakings between the parties with respect to the subject matter herein.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

13.Counterparts

This agreement may be executed by pdf or facsimile and in any number of counterparts (including counterparts by facsimile) and all such counterparts taken together will be deemed to constitute one and the same instrument.

Signature Page to Follow

IN WITNESS WHEREOF the parties hereto have executed this Agreement as at the date first above written.

RARE ELEMENT RESOURCES LTD.

Per:

[Indemnified Party]